PROPALMS LIMITED
REPORT ON AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JANUARY 31, 2013 AND 2012

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Independent Auditors’ Report	1

FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statement of Stockholders’ Equity	4

Consolidated Statements of Comprehensive Income	5

Consolidated Statements of Cash Flows	6

Notes to the Financial Statements	7-12

B      E      D      I     N      G      E      R           &           C       O       M       P      A      N      Y

C  E   R   T   I   F   I   E   D                                                                 P  U   B   L   I   C                                           A  C   C   O   U   N   T   A   N   T   S

INDEPENDENT AUDITORS' REPORT

Board of Directors
Propalms Limited
North Yorkshire, England

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Propalms Limited which are comprised of the consolidated balance sheet as of January 31, 2013 and 2012 and the related consolidated statements of operations, changes in stockholder’s equity, comprehensive income and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.   The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Propalms Limited as of January 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Bedinger & Company
Concord, California
February 24, 2014

1200 CONCORD AVENUE, S U IT E 2 5 0 , C O N C O R D , C A 9 4 5 2 0 •  (9 2 5 ) 6 0 3 - 0800 •  (9 2 5 ) 6 0 3 - 0804 FAX

Members Of The American Institute Of Certified Public Accountants, The Center For Public Company Audit Firms,
And The California Society Of Certified Public Accountants, Registered With The Public Company Accounting Oversight Board

PROPALMS LIMITED
CONSOLIDATED BALANCE SHEETS
	January 31, 2013	January 31, 2012

ASSETS

CURRENT ASSETS
Cash	$7,599	$60,374
Accounts receivable, net (Notes A & B)	146,845	207,996
Prepaid expenses	1,440	1,703
TOTAL CURRENT ASSETS	155,884	270,073

Fixed assets, net (Note C)	7,653	7,739
Intangible assets, net (Note D)	249,691	310,088
Other Assets	1,620	8,506
TOTAL ASSETS	$414,848	$596,406

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES
Accounts payable and accrued expenses	$281,947	$269,569
Deferred revenue (Note F)	511,061	498,528
Loan payable-current portion (Note E)	13,856	13,403
TOTAL CURRENT LIABILITIES	806,864	781,500

Deferred revenue (Note F)	25,740	60,933
Loan payable (Note E)	37,620	51,504
TOTAL LIABILITIES	870,224	893,937

Commitments (Note G)

STOCKHOLDERS' EQUITY (Note H)

Common stock, par value $1.60, 10,000 shares authorized; issued
and outstanding 400 and 400 at January 31, 2013 and 2012, respectively.	634	630
Accumulated deficit	(454,968)	(296,571)
Accumulated other comprehensive income (loss)
(Cumulative translation adjustment)	(1,042)	(1,590)
TOTAL STOCKHOLDERS' EQUITY	(455,376)	(297,531)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$414,848	$596,406

SEE NOTES TO FINANCIAL STATEMENTS

PROPALMS LIMITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JANUARY 31, 2013 AND 2012
	Year Ended January 31
	2013	2012
Revenue
Net Sales	$1,069,612	$1,269,558
Cost of goods sold	462,609	501,509
Gross profit	607,003	768,049

Costs and Expenses
Selling, general & administrative	696,569	532,938
Amortization	62,550	63,064
Depreciation	4,672	3,570
Total costs and expenses	763,791	599,572

Other expenses
Loan interest	1,605	1,986
Income before taxes	(158,393)	166,491

Provision for income taxes	-	71,165

Net income after tax	$(158,393)	$95,326

SEE NOTES TO FINANCIAL STATEMENTS

PROPALMS LIMITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED JANUARY 31 2013 AND 2012

				Accumulated
	Common Stock			Other	Total
	Number of		Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Deficit	Income (loss)	Equity
BALANCES January 31, 2011	84	$135	$(391,897)	$-	$(391,762)

Shares issued during the period:
Shares issued to founders	316	495			495

Foreign Currency Translation Adjustment				(1,590)	(1,590)
Net profit			95,326		95,326
BALANCES January 31, 2012	400	$630	$(296,571)	$(1,590)	$(297,531)

Foreign Currency Translation Adjustment		4	(4)	548	548
Net loss			(158,393)		(158,393)
BALANCES January 31, 2013	400	$634	$(454,968)	$(1,042)	$(455,376)

SEE NOTES TO FINANCIAL STATEMENTS

PROPALMS LIMITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED JANUARY 31, 2013 AND 2012
	Year Ended January 31
	2013	2012
Net income	$(158,393)	$95,326
Other comprehensive income Foreign currency translation adjustment	548	(1,590)
Net comprehensive income	$(157,845)	$93,736

SEE NOTES TO FINANCIAL STATEMENTS

PROPALMS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JANUARY 31, 2013 AND 2012
	Year Ended January 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(158,393)	$95,326
Adjustments to reconcile net income
to net cash provided (used) by operating activities:
Depreciation and amortization	67,222	66,634
CHANGES IN ASSETS AND LIABILITIES:
Accounts receivable	61,151	170,054
Prepaid expenses	263	(1,703)
Other assets	7,149	(8,506)
Accounts payable and accrued expenses	12,378	(252,718)
Deferred revenue	(22,660)	(118,277)
CASH USED BY OPERATING ACTIVITIES	(32,890)	(49,190)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of furniture and equipment	(4,528)	(3,657)
CASH USED BY INVESTING ACTIVITIES	(4,528)	(3,657)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on loan	(13,431)	(10,009)
CASH USED BY FINANCING ACTIVITIES	(13,431)	(10,009)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,926)	41,462
NET DECREASE IN CASH	(52,775)	(21,394)
CASH, beginning of period	60,374	81,768
CASH, end of period	$7,599	$60,374
Interest paid	$1,605	$1,986

SEE NOTES TO FINANCIAL STATEMENTS

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Propalms Limited (Company) was organized in October 2001, in England.

The Company’s principal activity is the development and sale of network software. The company has 3 key products:

●	Propalms TSE - a simple management solution for Microsoft remote desktop users.
●	Propalms VPN - allows secure remote access to applications and data from outside of the corporate network.
●	Propalms VDI - allows customers to run virtual desktops on the internet.

Propalms Limited sells directly to independent software vendors and Application Service Providers (ASP‟s) but sells to end users through a chain of distributors and resellers. The larger customers are predominantly large businesses based around the world, with a concentration in North America, the Far East and India.

Summary of Significant Accounting Principles

Principles of consolidation

The  consolidated  financial  statements  include  the  accounts  of  Propalms  Limited  and  its  wholly-owned subsidiary, Propalms Limited International, which is 100% consolidated in the financial statements.  All material inter-company accounts and transactions have been eliminated.

Accounting estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For  purposes of  the  statement of  cash  flows,  the  Company considers all  highly  liquid  debt  instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable
Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Property and equipment
Property and equipment are stated at cost.   Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to

The Company depreciates its property and equipment on a straight-line basis with the following useful lives:

Furniture and fixtures: Computer equipment and software:	4 years income. 4 years

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Principles (Continued)

Revenue recognition policy

Certain volume licensing arrangements include a perpetual license for current products combined with rights to receive unspecified future versions of software products, which the Company has determined are additional software products and are therefore accounted for as subscriptions, with billings recorded as unearned revenue and recognized as revenue ratably over the coverage period.  Arrangements that include term based licenses for current products with the right to use unspecified future versions of the software during the coverage period, are also accounted for as subscriptions, with revenue recognized ratably over the coverage period.

Revenue from cloud-based services arrangements that allow for the use of a hosted software product or service over a contractually determined period of time without taking possession of software are accounted for as subscriptions with billings recorded as unearned revenue and recognized as revenue ratably over the coverage period beginning on the date the service is made available to customers.

Some volume licensing arrangements include time-based subscriptions for cloud-based services and software offerings that are accounted for as subscriptions. These arrangements are considered multiple element arrangements. However, because all elements are accounted for as subscriptions and have the same coverage period and delivery pattern, they have the same revenue recognition timing.

Deferred revenue

Deferred revenue related to support and maintenance is recorded in a manner consistent with the Company’s revenue recognition policy.  The Company typically enters into one-year upgrade and maintenance contracts with its customers.  The upgrade and maintenance contracts are generally paid in advance but can be billed monthly or quarterly.  The Company defers such payment and recognizes revenue ratably over the contract period.

Intangible Assets

The intangible assets of the Company are subject to amortization and are amortized using the straight-line method over their estimated period of benefit of 10 years. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

Research and development
Expenses related to present and future products are expensed as incurred.

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Principles (Continued)

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments
The carrying value of cash and cash equivalents, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments and their liquidity. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Income taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition.  In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance, which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.  Income tax provisions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods.  Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Principles (Continued)

Foreign Currency Translation
The financial statements of the Company are measured using the British Pound as the functional currency. Assets, liabilities and equity accounts of the company are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account.  Revenues and expenses are translated at average rates of exchange in effect throughout the year.   The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The financial statements are presented in United States of America dollars.

Concentrations of credit risk
The Company performs ongoing credit evaluations of its customers.  At January 31, 2013, one customer accounted for 38% or more of accounts receivable.  At January 31, 2012, one customer accounted for 47% or more of accounts receivable.

NOTE B – ACCOUNTS RECEIVABLE

The accounts receivable balances of $146,845 and $207,996 as of January 31, 2013 and 2012, respectively, do not included an allowance for doubtful accounts as the Company anticipates payment on all accounts within the next fiscal year. The Company routinely evaluates accounts receivable for uncollectible amounts.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at January 31, 2013 and 2012:

	2013	2012
Office equipment	51,950	47,116
Accumulated depreciation	(44,297)	(39,377)
Fixed assets, net	$7,653	$7,739

Depreciation expense for the years ended January 31, 2013 and 2012 was $4,672 and $3,570, respectively.

NOTE D – INTANGIBLE ASSETS

Intangible assets consisted of the following at January 31, 2013 and 2012:

	2013	2012
Developed technology	624,237	620,182
Accumulated amortization	(374,546)	(310,094)
Fixed assets, net	$249,691	$310,088

Technology-based intangible assets included software to be sold, leased, or otherwise marketed.

Amortization expense for the years ended January 31, 2013 and 2012 was $62,550 and $63,064, respectively. The Company estimates they have no significant residual value related to the intangible assets. No material impairments of intangible assets were identified during any of the periods presented.

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE E – LOAN PAYABLE

Loan payable consisted of the following at January 31, 2013 and 2012:

	2013	2012
2006 HSBC Bank note payable for £150,000, carrying interest at 2.2% over the bank’s base rate, due 10 years from first draw down.	$51,476	$64,907
Less current portion	(13,856)	(13,403)

Loan payable long-term portion	$37,620	$51,504

Interest expense for the years ended January 31, 2013 and 2012 was $1,605 and $1,986, respectively.

NOTE F – DEFERRED REVENUE

Deferred revenue consists of funds received in advance of services being performed.  As of January 31, 2013 and 2012, the deferred revenue balance consisted of the following:

	2013	2012
Deferred revenue due within 1 year	$511,061	$498,528
Deferred revenue due after 1 year	25,740	60,933
Total deferred revenue	$536,801	$559,461

Unearned revenue comprises mainly unearned revenue from sales and licensing of software programs, and payments for offerings for which the Company has been paid in advance and they earn the revenue when they provide the service or software or otherwise meet the revenue recognition criteria.

Unearned revenue from sales and licensing of software programs represents customer billings for multi-year licensing arrangements paid either at inception of the agreement or annually at the beginning of each coverage period and accounted for as subscriptions with revenue recognized ratably over the coverage period.

NOTE G - COMMITMENTS

The Company leases office space in the United States and England through 2014.   At January 31, 2013, contractual obligations were as follows:

Year Ended January 31	Rent
2014	$13,250

During the years ended January 31, 2013 and 2012, the Company incurred $53,723 and $76,537, respectively, in rent expense. The Company does not maintain any long-term or exclusive commitments or arrangements to purchase merchandise from any single supplier.

NOTE H - COMMON STOCK

During  the  year  ended  January  31.  2013  the  Company  issued  316  shares  of  stock  to  its  founders  for approximately $1.60 per share.

PROPALMS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2013 AND 2012

NOTE I – RELATED PARTY TRANSACTION

Mr. Owen Duke and Mr. Robert Zysblat, the principles of Propalms Limited are the shareholders of Propalms
Limited International.

Mr. Owen Duke and Mr. Robert Zysblat, the principles of Propalms Limited, are the shareholders of RODZ Ltd. RODZ Ltd provided management services to Propalms for the year ended January 31, 2013 and were compensated in the amount of $144,480.

NOTE J – SUBSEQUENT EVENTS

The Company was acquired by Vanity Events Holding, Inc. on December 31, 2013.

Pursuant  to  FASB  Accounting  Standards  Codification  855,  Subsequent  Events,  the  Company  evaluated subsequent events through the date the accompanying financial statements were completed on November 25,
2013, and noted there were no qualifying events.